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    As filed with the Securities and Exchange Commission on February 13, 2001

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  ARQULE, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
                   DELAWARE                                             04-3221586
(State or Other Jurisdiction of Incorporation)             (I.R.S. Employer Identification No.)
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                19 PRESIDENTIAL WAY, WOBURN, MASSACHUSETTS 01801
                    (Address of Principal Executive Offices)


                        OPTIONS ISSUED IN CONNECTION WITH
                ARQULE, INC.'S ACQUISITION OF CAMITRO CORPORATION
                            (Full Title of the Plan)

                               DR. STEPHEN A. HILL
                      President and Chief Executive Officer
                                  ArQule, Inc.
                               19 Presidential Way
                           Woburn, Massachusetts 01801
                                 (781) 994-0300
            (Name, Address and Telephone Number of Agent for Service)

                                 with a copy to:

                            LYNNETTE C. FALLON, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE
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                                                              Proposed maximum     Proposed maximum       Amount of
Title of each class of securities to be     Amount to be     offering price per   aggregate offering    registration
               registered                   registered(1)         share(2)             price(2)              fee
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
Common Stock, $0.01 par value             292,157 shares            $1.19              $347,667              $87
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(1)  Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of
     Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.
(2)  Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated is based on the weighted average price at which the options may be exercised.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed as part hereof:

         (a) the annual report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 23, 2000;

         (b) all of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

          (c) the description of our common stock contained in our Registration Statement on Form 8-A filed on September 25, 1996, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereunder have been sold or that deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Michael E. Lytton, Secretary of ArQule, Inc., and Lynette C. Fallon, Assistant Secretary of ArQule, Inc., are partners at Palmer & Dodge, LLP, the law firm providing the opinion attached as Exhibit 5.1 to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law grants ArQule, Inc. the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of ArQule, or is or was serving at the request of ArQule as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ArQule, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of ArQule where the person involved is adjudged to be liable to ArQule except to the extent approved by a court. Article V of our Amended and Restated By-laws provides that ArQule shall, to extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of ArQule, or is or was serving, or has agreed to serve, at the request of ArQule, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article V is expressly not exclusive of

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any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article V also provides that ArQule shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ArQule, or is or was serving at the request of ArQule, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Section 7 of Article FIFTH of our Restated Certificate eliminates a director's personal liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following signature pages.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10 (a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (1) (i) and (a)
(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

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         (c) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, as of February 13, 2001.

                                       ArQule, Inc.

                                       By: /s/ STEPHEN A. HILL
                                       -----------------------------------------
                                           Stephen A. Hill
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ArQule, Inc., hereby severally constitute and appoint Stephen A. Hill, David C. Hastings, and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this registration statement on Form S-3 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Witness our hands and common seal on the dates set forth below.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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                  SIGNATURE                                        TITLE                                 DATE
                  ---------                                        -----                                 ----
/S/ STEPHEN A. HILL                               President and Chief Executive Officer            February 13, 2001
----------------------------------------------    (Principal Executive Officer)
Stephen A. Hill

/S/ DAVID C. HASTINGS                             Vice President, Chief Financial Officer and      February 13, 2001
----------------------------------------------    Treasurer (Principal Financial Officer and
David C. Hastings                                 Principal Accounting Officer)

/S/ LAURA AVAKIAN                                 Director                                         February 13, 2001
----------------------------------------------
Laura Avakian

/S/ WERNER CAUTREELS                              Director                                         February 13, 2001
----------------------------------------------
Werner Cautreels

/S/ ARIEL ELIA                                    Director                                         February 13, 2001
----------------------------------------------
Ariel Elia

/S/ L. PATRICK GAGE                               Director                                         February 13, 2001
----------------------------------------------
L. Patrick Gage

/S/ TUAN HA-NGOC                                  Director                                         February 13, 2001
----------------------------------------------
Tuan Ha-Ngoc
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
/S/ MICHAEL ROSENBLATT                            Director                                         February 13, 2001
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Michael Rosenblatt
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                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER         DESCRIPTION

  4.1 Specimen Common Stock Certificate. Filed as Exhibit 4.1 to our Registration Statement on Form S-1
             (File No. 333-11105) and incorporated herein by reference.
  4.2 Form of Warrant to Purchase Stock held by Silicon Valley Bank assumed by ArQule as part of the Camitro acquisition. Filed as
             Exhibit 4.2 to our Registration Statement on Form S-3 (File No. 333-54796) and incorporated herein by reference.
  5.1        Opinion of Palmer & Dodge LLP. Filed herewith.
 23.1        Consent of PricewaterhouseCoopers LLP. Filed herewith.
 23.2        Consent of PricewaterhouseCoopers LLP. Filed herewith.
 23.3        Consent of Palmer & Dodge LLP. Included in the opinion filed as
             Exhibit 5.1.
 24.1        Power of Attorney. Included on the signature page hereto.